As filed with the Securities and Exchange Commission on February 28, 1997 Registration No. 333- __________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           ------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            -----------------------

                             THE WISER OIL COMPANY
            (Exact name of registrant as specified in its charter)

           Delaware                                      55-0522128
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

8115 Preston Road, Suite 400
        Dallas, Texas                                      75225
(Address of Principal Executive Offices)                 (Zip Code)

                            -----------------------

     THE WISER OIL COMPANY 1991 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           (Full title of the Plan)

                            -----------------------

           Andrew J. Shoup, Jr.                               Copy to:
  President and Chief Executive Officer                    Kenn W. Webb
          The Wiser Oil Company                         Thompson & Knight,
            8115 Preston Road                       A Professional Corporation
                Suite 400                        1700 Pacific Avenue, Suite 3300
           Dallas, Texas  75225                        Dallas, Texas  75201
  Name and address of agent for service)                  (214) 969-1700

              (214) 265-0080
       (Telephone number, including
     area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

 Title of                      Proposed        Proposed maximum       Amount
securities      Amount          maximum          aggregate              of
  to be         to be         offering price     offering           registration
registered    registered (1)  per share (2)      price (2)             fee
--------------------------------------------------------------------------------

Common Stock      35,000         $19.25          $673,750.00          $204.17
par value $3.00   shares
per share
--------------------------------------------------------------------------------

(1) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock ($19 1/4) as reported in the consolidated reporting system on February 27, 1997.

(3) This registration statement also covers an equal number of preferred stock purchase rights pursuant to The Wiser Oil Company's Rights Agreement, which rights will be transferable only with related shares of Common Stock.

Documents Incorporated by Reference
-----------------------------------

        The contents of the Registration Statement (the "Prior Registration Statement") of The Wiser Oil Company (the "Registrant") on Form S-8, Registration No. 33-44172, filed with the Securities and Exchange Commission on November 25, 1991, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement including:

        (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31,1995; and

        (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30,1996 and September 30, 1996.

        All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the termination of the offering to which it relates shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Amendment to Plan
-----------------

        As of February 20, 1996, the Board of Directors of the Registrant adopted an amendment to the Registrant's 1991 Non-Employee Directors' Stock Option Plan (the "Plan") that increased from 30,000 to 65,000 the aggregate number of shares of the Registrant's Common Stock, par value $3.00 per share, reserved for issuance under the Plan. This amendment was approved by the stockholders of the Registrant on May 20, 1996.

Exhibits
--------

        In addition to the exhibits filed or incorporated by reference into the Prior Registration Statement, the following documents are filed as exhibits to this Registration Statement:

             5.1    Opinion of Thompson & Knight, A Professional
                    Corporation.

             23.1 Consent of Arthur Andersen, L.L.P., independent public accountants, to incorporation of report by reference.

             23.2   Consent of Thompson & Knight, A Professional
                    Corporation (included in the opinion filed herewith as Exhibit 5.1).

             99.1   The Wiser Oil Company 1991 Non-Employee Stock
                    Option Plan, as amended.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 27th day of February, 1997.

                                       THE WISER OIL COMPANY


                                       By: /s/ ANDREW J. SHOUP, JR.
                                           -------------------------------------
                                           Andrew J. Shoup, Jr.,
                                           President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Andrew J. Shoup, Jr. and Lawrence J. Finn, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our name and on our behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.



  Signature                      Capacity                            Date
  ---------                      --------                            ----

/s/ ANDREW J. SHOUP, JR.      President, Chief Executive Officer,
----------------------------  and Director                         February 27, 1997
Andrew J. Shoup, Jr.

/s/ PAUL D. NEUENSCHWANDER    Director                             February 27, 1997
----------------------------
Paul D. Neuenschwander

/s/ C. FRAYER KIMBALL, III    Director                             February 27, 1997
----------------------------
C. Frayer Kimball, III

/s/ HOWARD D. HAMILTON        Director                             February 27, 1997
----------------------------
Howard D. Hamilton

/s/ A. W. SCHENCK, III        Director                             February 27, 1997
----------------------------
A. W. Schenck, III

/s/ JOHN W. CUSHING, III      Director                             February 27, 1997
----------------------------
John W. Cushing, III

/s/ LORNE H. LARSON           Director                             February 27, 1997
----------------------------
Lorne H. Larson

/s/ JON L. MOSLE, JR.         Director                             February 27, 1997
----------------------------
Jon L. Mosle, Jr.

/s/ LAWRENCE J. FINN          Vice President Finance and Chief     February 27, 1997
----------------------------  Financial Officer (principal
Lawrence J. Finn              financial and accounting officer)


                               INDEX TO EXHIBITS


 Exhibit Number                                     Exhibit
 --------------                                     -------

      5.1         Opinion of Thompson & Knight, A Professional Corporation.

      23.1        Consent of Arthur Andersen, L.L.P., independent accountants, to incorporation of report by reference.

      23.2        Consent of Thompson & Knight, A Professional Corporation (included in the opinion filed herewith as Exhibit 5.1).

      99.1        The Wiser Oil Company 1991 Non-Employee Directors' Stock Option Plan, as amended.